OPERATING AGREEMENT
                                       OF
                   WACHOVIA ASSET SECURITIZATION ISSUANCE, LLC

         THIS OPERATING AGREEMENT is made and executed as of the _____ day of October 2003 by Wachovia Bank, National Association (the "Member") and the Managers (as defined below). Robert J. Hahn as the sole organizer of Wachovia Asset Securitization Issuance, LLC (the "Company") hereby consents to the execution of this Operating Agreement by the Managers and by Wachovia Bank, National Association as the sole Member of the Company. Solely for federal and state tax purposes and pursuant to Treasury Regulations Section 301.7701, the Member and the Company intend the Company to be disregarded as an entity that is separate from the Member. For all other purposes (including, without limitation, limited liability protection for the Member from Company liabilities), however, the Member and the Company intend the Company to be respected as a separate legal entity that is separate and apart from the Member.

                                    ARTICLE 1
                                   DEFINITIONS

         The following terms used in this Operating Agreement shall have the following meanings:

         "Act" shall mean the North Carolina Limited Liability Company Act, as amended from time to time.

         "Articles of Organization" shall mean the Articles of Organization including Articles of Conversion of the Company as filed with the Secretary of State of North Carolina, as amended from time to time.

         "Capital Contribution" shall mean any contribution to the capital of the Company in cash or property by the Member whenever made.

         "Cash Flow" shall mean the gross cash proceeds from the operation of the Company's business less the portion thereof used to establish Reserves for or to pay Company expenses, debt payments and capital expenditures. "Cash Flow" shall include any net cash proceeds from the sale or disposition of Company property and from the refinancing of indebtedness of the Company, shall be increased by any reduction of Reserves previously established by the Member, and shall not be reduced by depreciation, cost recovery, amortization or similar non-cash deductions.

         "Company" shall refer to Wachovia Asset Securitization Issuance, LLC.

         "Entity" shall mean any general partnership, limited partnership, limited liability partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association, foreign trust, foreign business organization or other business entity.

         "Fiscal Year" shall mean the period terminating on December 31st of each year during the term hereof or on such earlier date on which the Member's taxable year ends.

         "Independent Manager" shall mean a Person who (1) is not an owner, stockholder, director, officer, employee or associate, or any relative of the foregoing, of any Member or Member's affiliate (other than the Company), all as provided in its organizational documents, (2) has (i) prior experience as an independent manager or independent director for a limited liability company or a corporation, respectively, whose organizational documents required the unanimous consent of all independent


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

managers or independent directors, as the case may be, before such company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective business, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

         "Initial Capital Contribution" shall mean the initial contribution to the capital of the Company pursuant to Paragraph 6.01 of this Operating Agreement.

         "Majority of Managers" means a combination of Managers, including at least one (1) Independent Manager, constituting more than fifty percent (50%) of the number of Managers then elected and qualified.

         "Manager" means each Person executing this Agreement as a Manager, any other Person that succeeds such Manager or any other Person elected to act as Manager of the Company as provided in this Agreement. "Managers" refers to such Persons as a group

         "Member" shall mean the Person who executed a counter part of this Operating Agreement as a Member and any Person who may hereafter become a member of the Company.

         "Net Profits" and "Net Losses" shall mean the income, gain, loss, deductions and credits of the Company in the aggregate or separately stated, as appropriate, as of the close of each Fiscal Year.

         "Operating Agreement" shall mean this Operating Agreement as originally executed and as amended from time to time.

         "Person" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such "Person," where the context so permits.

         "Representative" shall mean the legally appointed guardian of a mentally incapacitated Member, the conservator of a mentally incapacitated Member's assets or the legally appointed and qualified executor or personal representative of the estate of a deceased Member. In the event no such guardian, executor or personal representative is appointed, then the Representative shall mean the spouse of such incapacitated or deceased Member, or if such Member does not have a spouse or the spouse is not then living or is unable or unwilling to act, such Member's then living lineal descendants who are willing and capable of acting, one at a time in descending order of age but in no event younger than 21 years of age or, if none, such Member's then-living lineal ancestors who are willing and capable of acting, one at a time and in ascending order of age.

         "Reserves" shall mean funds set aside or amounts allocated to reserves which shall be maintained in amounts deemed sufficient by the Member for working capital and to pay taxes, insurance, debt service or other costs or expenses incident to the ownership or operation of the Company's business.

                                    ARTICLE 2
                              FORMATION OF COMPANY

          Paragraph 2.01 Formation. The Company has been organized as a North Carolina limited liability company by executing and delivering Articles of Organization to the North Carolina Secretary of State in accordance with and pursuant to the Act.


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

          Paragraph 2.02 Name. The name of the Company is "Wachovia Asset Securitization Issuance, LLC."

          Paragraph 2.03 Term. There shall be no limit on the duration of the Company, which shall continue in existence until dissolved and its affairs wound up in accordance with the provisions of this Agreement and the Act.

          Paragraph 2.04 Nature of Member's Interest. The interest of the sole Member in the Company shall be personal property for all purposes. Legal title to all Company assets shall be held in the name of the Company.

                                    ARTICLE 3
                               BUSINESS OF COMPANY

          Paragraph 3.01 Purpose. The Company has been formed for the following limited purposes:

          (a) To acquire, own, hold, service, sell, transfer, assign, pledge, finance, refinance, and otherwise deal with and in: (i) loans, installment sale agreements, credit agreements or similar instruments or agreements secured by mortgages, deeds of trust or similar instruments creating first or junior liens on, or security interests in, fee leasehold or other interests in residential real property, whether or not completed or performing or shares issued by corporations or partnerships formed for the purpose of cooperative ownership of any such real property, together with all related personal property (collectively, "Mortgage Loans"); (ii) certificates, participation interests or other instruments (including Notes and Certificates, as defined below) that evidence interests in, or that are secured by, Mortgage Loans, Notes or Certificates (collectively, "MBS"); and (iii) any property or rights in property, or agreements or rights in agreements, pertaining to or securing Mortgage Loans or MBS (collectively, together with the Mortgage Loans and MBS, "Mortgage Assets");

          (b) To authorize, offer, issue, sell, transfer or deliver, or participate in the authorization, offering, issuance, sale, transfer or delivery of, participation certificates or other evidence of interests in, among other assets, Mortgage Assets ("Certificates");

          (c) To authorize, offer, issue, sell, transfer or deliver, bonds, notes or other evidence of indebtedness secured by Mortgage Assets ("Notes"), provided, however, that the company shall have no liability on any Notes except to the extent of the Mortgage Assets securing such Notes and any customary indemnification and repurchase obligations;

          (d) To hold, and enjoy all of the rights and privileges as a holder of, any of the Notes or Certificates;

          (e) To negotiate, authorize, execute, deliver, assume the obligation under, and perform, any agreement or instrument or document relating to the activities set forth in paragraphs (a) through (d) above, including, but not limited to, any trust agreement, sales and servicing agreement, pooling and servicing agreement, indenture, reimbursement agreement, credit support agreement, mortgage loan purchase agreement, indemnification agreement, placement agreement or underwriting agreement; and

          (f) To engage in any activity and to exercise any powers permitted to limited liability companies under the laws of the State of North Carolina that are related or incidental to the foregoing and necessary, suitable or convenient to accomplish the foregoing.


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

                                    ARTICLE 4
                            MANAGEMENT OF THE COMPANY

          Paragraph 4.01 Management of Company. Except as otherwise may be expressly provided in this Agreement, the Articles of Organization or the Act, all decisions with respect to the management of the business and affairs of the Company shall be made by action of a Majority of the Managers taken at a meeting or evidenced by a written consent executed by a Majority of the Managers. Meetings of the Managers may be held on such terms and after such notice as the Managers may establish. The Managers shall have full and complete authority, power and discretion to manage and control the business of the Company, to make all decisions regarding those matters and to perform any and all other acts customary or incident to the management of the Company's business, except only as to those acts as to which approval by the Members is expressly required by the Articles of Organization, this Agreement, the Act or other applicable law. The Managers may delegate responsibility for the day-to-day management of the Company to any individual Manager or Person retained by the Managers who shall have and exercise on behalf of the Company all powers and rights necessary or convenient to carry out such management responsibilities.

          Paragraph 4.02 Limitations on Power and Authority of Managers. Without the consent of the Member, the Managers shall have no authority to do any of the following:

          (a) Any act in contravention of this Agreement;

          (b) Any act which would make it impossible to carry on the ordinary business of the Company; or

          (c) Possess Property of the Company or assign the Company's rights in specific Property for other than Company purposes.

          Paragraph 4.03 Execution of Documents. Any document or instrument of any and every nature, including without limitation, any agreement, contract, deed, promissory note, mortgage or deed of trust, security agreement, financing statement, pledge, assignment, bill of sale and certificate, which is intended to bind the Company or convey or encumber title to its real or personal property shall be valid and binding for all purposes only if executed by a Manager.

          Paragraph 4.04 Action Without Meeting. Any action required to be taken by or on behalf of the Company may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the Managers.

          Paragraph 4.05 Indemnification of Managers. The Company shall indemnify the Managers to the fullest extent permitted or required by the Act, as amended from time to time, and the Company may advance expenses incurred by a Manager upon the approval of the remaining Managers and the receipt by the Company of the signed statement of such Manager agreeing to reimburse the Company for such advance in the event it is ultimately determined that such Manager is not entitled to be indemnified by the Company against such expenses. The provisions of this Section 4.05 shall apply also to any Person to whom the Managers have delegated management authority as provided in Section 4.01, whether or not such Person is a Manager or Member.

          Paragraph 4.06 Compensation and Expenses. The Managers shall not receive any compensation from the Company for serving as Managers, but the Company will reimburse Managers for expenses incurred by the Managers in connection with their service to the Company.


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

          Paragraph 4.07 Limitation on Liability. No Manager of the Company shall be liable to the Company for monetary damages for an act or omission in such Person's capacity as a Manager, except as provided in the Act for (i) acts or omissions which a Manager knew at the time of the acts or omissions were clearly in conflict with the interests of the Company; (ii) any transaction from which a Manager derived an improper personal benefit; or (iii) acts or omissions occurring prior to the date this provision becomes effective. If the Act is amended to authorize further elimination of or limitations on the liability of Managers, then the liability of the Managers shall be eliminated or limited to the fullest extent permitted by the Act as so amended. Any repeal or modification of this Section shall not adversely affect the right or protection of a Manager existing at the time of such repeal or modification. The provisions of this Section 4.07 shall apply also to any Person to whom the Managers have delegated management authority as provided in Section 4.01, whether or not such Person is a Manager or Member.

          Paragraph 4.08 Officers. The officers of the Company may consist of a President, several Vice Presidents, a Treasurer, a Secretary, and such other officers as the Managers may appoint from time to time. The officers shall be appointed by the Managers and shall exercise such powers and perform such duties as are prescribed by the Managers. The same person may hold any number of offices, as the Managers may determine, except that no person may simultaneously hold the offices of President and Secretary. The initial officers of the Company are as set forth on Schedule I attached hereto. Paragraph 4.09 Term of Office. The officers shall hold office for the term for which they were appointed and until their successors are elected and qualified; provided, however, that any officer may be removed at any time with or without cause by the Managers.

          Paragraph 4.10 Separate Entity.

          (a) The Company shall respect and appropriately document the separate and independent nature of its activities, as compared with those of any other Person, take all reasonable steps to continue its identity as a separate legal entity, and make it apparent to Persons that the Company is an entity with assets and liabilities distinct from those of any other Person.

          (b) The Company shall pay the salaries of its own employees and maintain a sufficient number of employees in light of its contemplated business operations.

          (c) The Company shall maintain adequate capital in light of its contemplated business operations.

          (d) The Company shall observe all customary formalities regarding the limited liability company existence of the Company, including holding regular meetings of its Managers and its Members and maintenance of current minute books, shall be observed.

          (e) The Company shall not acquire obligations or securities of the Members or any of the Members' affiliates.

          Paragraph  4.11  Action  by  Members  and  Managers.   Notwithstanding
anything to the contrary herein:

          (a) until one year and one day after all amounts due and owing under indebtedness of the Company that is rated by any national recognized statistical rating organization shall have been indefeasibly paid in full, the Company, and any Member, Manager or other Person on behalf of the Company, may take the following actions only with the unanimous approval of the Managers (including the vote of the Independent Manager) and the Members:


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

          (1) make an assignment for the benefit of creditors;

          (2) file a voluntary petition in bankruptcy or make or commence an insolvency filing or proceeding or any similar filing or proceeding;

          (3) file a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

          (4) file an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Company in any proceeding of the type described in sub clauses (1) through (3) of this subsection (a);

          (5) seek, consent to, or acquiesce in the appointment of a trustee, receiver or liquidator of the Company or of all or any substantial part of the Company's properties;

          (6) amend this Agreement;

          (7) to the fullest extent permitted by law, voluntarily dissolve and wind up, or consolidate or merger the Company or sell all of substantially all of the assets of the Company;

          (8) admit in writing its inability to pay its debts generally as they become due or take any action in furtherance of the foregoing; or

          (9) engage in any business activity not set forth in Section 3.01 of this Agreement.

     (b) To the fullest extent permitted by law, the Independent Manager shall not be guilty of breaching any fiduciary duty to any other Manager or any Member by refusing to consent to any of the above listed actions.

          Paragraph 4.12 No Management by Member. The Member in its capacity as Member shall not take part in the management or control of the business, nor transact any business for the Company, nor shall they have power to sign for or to bind the Company.

                                    ARTICLE 5
                        RIGHTS AND OBLIGATIONS OF MEMBERS

          Paragraph 5.01 Limitation of Liability. The Member will not be personally liable for any obligations, liabilities, debts or losses of the Company, whether arising in tort, contract or otherwise, except as otherwise required by law.

          Paragraph 5.02 Right to Indemnification. Subject to the limitations and conditions provided in this Article 5 and in the Act, each Person ("Indemnified Person") who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative ("Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he was or is a Member or an officer of the Company or he was or is the legal representative of or a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of a Member or of an officer of the Company, shall be indemnified by the Company against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable costs and expenses (including, without limitation, attorneys' fees) actually incurred by such Indemnified Person in connection with such Proceeding if such Indemnified Person acted in good


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

faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, that the Indemnified Person had reasonable cause to believe that his conduct was unlawful.

          Paragraph 5.03 Survival. Indemnification under this Article 5 shall continue as to a Person who has ceased to serve in the capacity that initially entitled such Person to indemnity hereunder. The rights granted pursuant to this
Article 5 shall be deemed contract rights, and no amendment, modification or repeal of this Article 5 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal.

          Paragraph 5.04 Advance Payment. The right to indemnification conferred by this Article 5 shall include the right to be paid or reimbursed by the Company for the reasonable expenses incurred in advance of the final disposition of the Proceeding and without any determination as to the Indemnified Person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of a written affirmation by such Indemnified Person of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article 5 and a written undertaking, by or on behalf of such Indemnified Person, to repay all amounts so advanced if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified under this Article 5 or otherwise.

          Paragraph 5.05 Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred by this Article 5 shall not be exclusive of any other right which a Person may have or hereafter acquire under any law (common or statutory), provision of the Articles of Organization or Operating Agreement, agreements, vote of members or otherwise.

          Paragraph  5.06  Savings  Clause.  If  Paragraph  5.02 or any  portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person as to costs, charges and expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this
Article 5 that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                    ARTICLE 6
                          CONTRIBUTIONS TO THE COMPANY

          Paragraph 6.01 Member's Initial Capital Contributions. The Member has converted Common Stock of the former Wachovia Asset Securitization, Inc. pursuant to that certain Plan of Conversion, dated October 27, 2003 as its Initial Capital Contribution to the Company.

          Paragraph 6.02 Subsequent Contributions. The Member shall not be obligated to make any Capital Contributions to the Company other than those set forth in Paragraph 6.01.

                                    ARTICLE 7
                          ALLOCATIONS AND DISTRIBUTIONS

          Paragraph 7.01 Allocations of Profits and Losses. All of the Net Profits and Net Losses of the Company for each Fiscal Year shall be allocated to the Member.


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

          Paragraph 7.02 Distributions of Cash Flow. Cash Flow shall be distributed to the Member in the amounts and at such time or times as the Managers shall determine in their sole discretion.

                                    ARTICLE 8
                        TRANSFERS OF MEMBERSHIP INTERESTS

          Paragraph 8.01 Restrictions on Transfers. Except as otherwise provided herein, Membership Interests may be assigned in whole or in part only as follows:

          (a) Unless waived by the non-selling Members, a Membership Interest shall not be transferred in the absence of an opinion of counsel, satisfactory to the non-selling Members, that the registration of the sale of the Membership Interest is not required under the Securities Act of 1933, as amended, or any applicable state securities laws.

          (b) Any transfer of a Membership Interest, other than to another Member, shall be effective only to give the transferee the right to receive the share of tax allocations and distributions to which the transferor would otherwise be entitled. No transferee of a Membership Interest shall have the right to become a substituted Member unless the non-transferring Members, in the exercise of their sole and absolute discretion, expressly consent thereto in writing and the transferee agrees to be bound by all the terms and conditions of this Agreement as then in effect. Unless and until a transferee is admitted as a substituted Member, the transferee shall have no right to exercise any of the powers, rights, and privileges of a Member hereunder. A Member who has assigned his Membership Interest shall cease to be a Member upon assignment of the Member's entire Membership Interest and thereafter shall have no further powers, rights and privileges as a Member hereunder, but shall, unless otherwise relieved of such obligations by agreement of all of the other Members or by operation of law, remain liable for all obligations and duties incurred as a Member.

          (c) The Company, each Member and any other Person having business with the Company need deal only with Members who are admitted as Members or as substituted Members of the Company, and they shall not be required to deal with any other Person by reason of assignment by a Member or by reason of the death of a Member, except as otherwise provided in this Agreement. In the absence of the substitution (as provided herein) of a Member for an assigning or a deceased Member, any payment to a Member or to a Member's executors or administrators shall release the Company and the Members from all liability to any other Persons who may be interested in such payment by reason of an assignment by, or the death of, such Member.

          (d) No Person shall have a perfected lien or security interest in a Membership Interest unless the creation of such interest is in accordance with the provisions of this Agreement and the Company is notified of such interest and provided a copy of all documentation with respect thereto, including financing statements, prior to execution and filing.

          (e) Each Member agrees not to transfer all or any part of his Membership Interest (or take or omit any action, filing election or other action which could result in a deemed transfer) if such transfer (either considered alone or in the aggregate with prior transfers by other Members) would result in the termination of the Company for federal income tax purposes, without the prior written consent of the non-transferring Members, which consent may be withheld in their sole discretion.

          (f) Any transfer not in accord with this Agreement shall be void ab initio.


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

                                    ARTICLE 9
                           DISSOLUTION AND TERMINATION

          Paragraph 9.01 Dissolution.

          (a) The Company shall be dissolved upon the occurrence of any of the following events:

               (1) The entry of a decree of judicial dissolution or the issuance of a certificate for administrative dissolution under the Act; or

               (2) by the written agreement of the Member.

          (b) If a Member who is an individual dies or a court of competent jurisdiction adjudges him to be incompetent to manage his person or his property, the Member's Representative may exercise all of the Member's rights for the purpose of settling his estate or administering his property.

          (c) Notwithstanding any other provision of this Agreement, the bankruptcy or dissolution of a Member shall not cause such Member to cease to be a member of the Company and, upon the occurrence of such an event, the business of the Company shall continue without dissolution.

          Paragraph 9.02 Winding Up, Liquidation and Distribution of Assets.

          (a) If the Company is dissolved and its affairs are to be wound up, the Member (or his Representative) is directed to:

               (1) sell or otherwise liquidate such of the Company's assets as may be required to discharge all liabilities of the Company, including any liabilities to the Member and establish such Reserves as may be reasonably necessary to provide for contingent liabilities of the Company; and

               (2)  distribute  the  remaining   assets  to  the  Member,   such
distribution to be made either in cash or in kind, as determined by the Member (or his Representative).

          (b) Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

          Paragraph 9.03 Articles of Dissolution. When all debts, liabilities and obligations of the Company have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets of the Company have been distributed, articles of dissolution, as required by the Act, shall be executed and filed with the North Carolina Secretary of State.

          Paragraph 9.04 Effect of Filing of Articles of Dissolution. Upon the filing of articles of dissolution with the North Carolina Secretary of State, the existence of the Company shall cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Act. The Member (or his
Representative) shall have authority to distribute any Company property discovered after dissolution, convey real estate and take such other action as may be necessary on behalf of and in the name of the Company.

                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS

          Paragraph 10.01 Choice of Law. This Operating Agreement, and its interpretation, shall be governed exclusively by its terms and by the laws of the State of North Carolina (other than its conflicts of laws rules) and specifically the Act.

          Paragraph 10.02 Amendments. This Operating Agreement may not be amended except in writing signed by the Member.

          Paragraph 10.03 Headings. The headings in this Operating Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Operating Agreement or any provision hereof.

          Paragraph 10.04 Severability. If any provision of this Operating Agreement or the application thereof to any Person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Operating Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

          Paragraph 10.05 Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

          Paragraph 10.06 Creditors. None of the provisions of this Operating Agreement shall be for the benefit of or enforceable by any creditors of the Company or of the Member. No creditor of the Company will be entitled to require the Member to solicit or accept any loan or additional capital contribution for the Company or to enforce any right which the Company may have against a Member, whether arising under this Operating Agreement or otherwise.

          Paragraph 10.07 No Amendments. No amendment may be made to the definition of Independent Manager, or any of Sections 3.01, 4.10, 4.11, or 9.01 without the affirmative consent of the Independent Manager.

          IN WITNESS WHEREOF, the Member, the Managers and the Company have executed this Operating Agreement on the date first written above.

                                            WACHOVIA BANK, NATIONAL ASSOCIATION


                                            By:
                                              ----------------------------------

                                            Title:
                                                 -------------------------------


                                            MANAGERS:





                                            ------------------------------------
                                            Thomas Wickwire




                                            ------------------------------------
                                            Curtis Y. Arledge



                                            ------------------------------------
                                            Juliana C. Johnson
                                             (Independent Manager)





ATTEST



         By:_______________________________

         [________________________, Secretary

          I, __________________________, as the sole organizer of Wachovia Asset Securitization Issuance, LLC, pursuant to N.C.G.S. ss. 57C-2-20(c), do hereby consent to the execution of this Operating Agreement by the Managers and by Wachovia Bank, National Association, as the sole member of the Company.

 By:_______________________________________


                                            ___________________________Organizer

                                   Schedule I
                                   ----------
                                INITIAL OFFICERS


         Name                                        Title
         -----------------------            ------------------------------------

         Phil Adams                         Assistant Vice President

         Robert L. Andersen                 Senior Vice President

         Tracey W. Anklin                   Senior Vice President

         Jacqueline A. Ballantine           Vice President & Assistant Secretary

         Jerry P. Bates                     Vice President

         Dale R. Batman                     Senior Vice President

         James L. Beaver, Jr.               Senior Vice President

         Paul J. Blass                      Vice President

         Curtis L. Brouwer                  Senior Vice President

         James F. Burr                      Senior Vice President

         Sandy Cavaness                     Assistant Vice President

         John T. Chepul                     Vice President

         Francis C. Clark                   Senior Vice President

         Thomas Hal Clarke                  Senior Vice President

         Rosalia Costa-Clarke               Vice President

         Paul M. Clooney                    Officer

         William L. Coverston               Assistant Vice President

         Lana Cummings                      Chief Accounting Officer and
                                            Vice President

         Barbara R. Curry                   Officer

         Timothy F. Danello                 Senior Vice President

         Jerry W. DeBerry                   Vice President

         Michael J. Domagala                Senior Vice President

         Douglas R. Edwards                 Senior Vice President

         Terry W. Edwards                   Vice President

         James A. Fowler, Jr.               Officer

         William Larry Gilmer               Senior Vice President

         Herman T. Goins, Jr.               Vice President

         Jacqueline M. Granger              Assistant Vice President

         Robert A. Gray                     Vice President

         Jennifer R. Green                  Officer

         Susan A. Groves                    Officer

         Mark D. Gustafson                  Assistant Vice President

         Earl W. Hartenstine                Vice President

         Lori A. Hartman                    Assistant Secretary

         Rebecca Henderson                  Senior Vice President

         Sandra B. Hollenbach               Vice President

         Sonya M. Holmes                    Vice President

         David R. Hopkins                   Senior Vice President

         Bradley T. Hubacher                Vice President

         April Hughey                       Vice President

         David Hutchinson                   Officer

         Beverly W. Jackson                 Assistant Vice President & Assistant
                                            Secretary

         John W. Johnson                    Vice President

         Benjamin J. Jolley                 Senior Vice President

         David M. Julian                    Senior Vice President

         Nancy Kerkhoff                     Associate

         Jack B. Kester, Jr.                Vice President

         Janet M. Le Clair                  Senior Vice President

         Deborah B. Lineberger              Vice President

         Dorothy Y. London                  Vice President

         Joe Long                           Senior Vice President

         David T. Mason                     Vice President

         Dawn G. McCall                     Vice President

         Christina H. McDonald              Assistant Vice President

         Mark Metz                          Senior Vice President

         Aprille M. Mitchell                Assistant Vice President & Assistant
                                            Secretary

         Carol R. Mullis                    Vice President & Assistant Secretary

         Douglas Nguyen                     Assistant Vice President

         Marta A. Ochoa                     Officer

         Vanessa M. Pelzer                  Officer

         Robert J. Perret                   Vice President

         David L. Pitelka                   Treasurer

         Anthony B. Powers                  Officer

         James F. Powers                    Senior Vice President and Secretary

         David W. Reed                      Vice President

         William H. Schwartz                Assistant Vice President & Assistant
                                            Secretary

         Gary R. Sessions                   Vice President

         Patrick J. Shevlin                 Senior Vice President

         Chudney Smalls                     Officer

         Michael C. Smith                   Vice President

         Sterling A. Spainhour              Senior Vice President

         Benjamin C. Stewart                Senior Vice President

         Barry Taylor-Brill                 Senior Vice President

         Gloria A. Thompson                 Senior Vice President

         David K. Tinkler                   Senior Vice President and Assistant
                                            Secretary

         Heather M. Thompson                Officer

         Herbert A. Ware                    Senior Vice President

         Michael A. Watkins                 Senior Vice President

         Scott D. Weaver                    Vice President

         Patricia J. Wichnoski              Assistant Vice President

         Thomas Wickwire                    President and Chief Executive
                                            Officer

         Thomas J. Wurtz                    Executive Vice President